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SCHEDULE 13G

EXHIBIT A

RELEVANT SUBSIDIARIES AND MEMBERS OF FILING GROUP

PARENT HOLDING COMPANIES OR CONTROL PERSONS:

Warren E. Buffett (an individual who may be deemed to control Berkshire Hathaway Inc.)

Berkshire Hathaway Inc.

General Re Corporation

GEICO Corporation

Central States of Omaha Companies, Inc.

Finial Holding Inc.

NRG America Holding Company

U.S. Investment Corporation

MedPro Group Inc.

SUBSIDIARIES:

National Indemnity Company

Government Employees Insurance Company

GEICO Indemnity Company

General Reinsurance Corporation

General Star Indemnity Company

General Star National Insurance Company

Central States Indemnity Company of Omaha

Berkshire Hathaway Homestate Insurance Company

BH Finance LLC

Oak River Insurance Company

Cypress Insurance Company

National Liability & Fire Insurance Company

Finial Reinsurance Company

Columbia Insurance Company

National Indemnity Company of the South

National Indemnity Company of Mid-America

Berkshire Hathaway Specialty Insurance Company

United States Liability Insurance Company

Mount Vernon Fire Insurance Company

Berkshire Hathaway Life Insurance Company of Nebraska

BHG Life Insurance Company

First Berkshire Life Insurance Company

National Fire & Marine Insurance Company

The Medical Protective Company

Berkshire Hathaway International Insurance Ltd.

West GUARD Insurance Company

Am GUARD Insurance Company

NorGUARD Insurance Company

Berkshire Hathaway Direct Insurance Company